Exhibit 3(i).4

                                      STATE OF DELAWARE
                                      SECRETARY OF STATE
                                   DIVISION OF CORPORATIONS
                                  FILED 09:00 AM 04/23/1999
                                    991160957 - 227923(i)

                                        CERTIFICATE OF
                                  DESIGNATION OF SERIES AND
                          DETERMINATION OF RIGHTS AND PREFERENCES OF
                      SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK OF
                                INTERNET COMMERCE CORPORATION

                                 ----------------------------


               Internet Commerce Corporation, a corporation organized and existing under the laws of the States of Delaware (the "Corporation"), acting pursuant to Section 151 of the Delaware General Corporation Law, does hereby submit the following Designation of Series and Determination of Rights and Preferences of Series A Convertible Redeemable Preferred Stock.

               FIRST:   The  name  of  the  Corporation  is  Internet   Commerce
Corporation.

               SECOND: By unanimous consent of the Board of Directors of the Corporation dated March 2, 1999, the following resolutions were duly adopted:

               WHEREAS the Certificate of Incorporation of the Corporation authorizes Preferred Stock consisting of Five Million (5,000,000) shares, par value $.01 per share, issuable from time to time in one or more series; and

               WHEREAS the Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and by the provisions of Article Fifth of the Corporation's Certificate of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

               WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series;

               NOW, THEREFORE, BE IT RESOLVED That, pursuant to Article Fifth of the Corporation's Certificate of Incorporation, as amended, there is hereby established a series of the class of Preferred Stock, par value $.01 per share, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are set forth in this Certificate of Designation of Series and Determination




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of Rights and  Preferences of Series A Convertible  Redeemable  Preferred  Stock
(the "Certificate of Designation") as follows:

               1. Designation and Amount. Preferred Stock of the Corporation created and authorized for issuance hereby shall be designated as the "Series A Convertible Redeemable Preferred Stock" (herein referred to as the "Series A Preferred Stock"), having a par value per share equal to One Cent ($.01), and the number of shares constituting such series shall be Ten Thousand (10,000) shares.

               2. Dividends. The holders of outstanding shares of Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, a 4% annual dividend, equal in value to $40.00 per share, and no more, payable on each July 1 commencing July 1, 1999 (or pro rata upon conversion as of the Conversion Date, as defined below), based on a 360-day year. At the option of the Corporation, each such dividend may be paid in cash or in shares of the Corporation's Class A Common Stock, $.01 par value per share (the "Class A Common Stock") valued at the Conversion Rate, as defined below, in effect as of such July 1 or Conversion Date, as the case may be. Each share of Series A Preferred Stock shall rank on a parity with each other share of Series A Preferred Stock with respect to dividends. Each such dividend shall be mailed to holders of record of the Series A Preferred Stock as their names and addresses appear on the share register of the Corporation or at the office of the transfer agent on the corresponding dividend payment date.

               3. Redemption. Each outstanding share of the Series A Preferred Stock is redeemable by the Corporation at a price of $1,000.00 per share, plus any accrued and unpaid dividends (the "Redemption Price") commencing on the third anniversary of the date of issuance thereof upon 30 days written notice to the holders of the Series A Preferred Stock. Such shares may be redeemed in whole or in part. The Corporation shall deliver the Redemption Price, payable by bank check or wire transfer, to the holder of the shares selected for redemption within 30 business days of the proposed redemption date (the "Redemption Date"). If the Redemption Date falls on a day on which the New York Stock Exchange is closed, the Redemption Date shall be fixed at the next day on which such exchange is open for business.

               4. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (collectively referred to as "Senior Preference Stock"), an amount equal to $1,000.00 per share of Series A Preferred Stock (the "Liquidation Value"). After the full preferential liquidation amount has been paid to, or determined and set apart for the Series A Preferred Stock and all other series of Preferred Stock of equal ranking hereafter authorized and issued, if any, the remaining assets of the Corporation available for distribution to stockholders shall be distributed ratably to the holders of the Corporation's common stock. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be




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insufficient  to pay the holders of shares of Series A Preferred  Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock (the "Parity Stock") shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4, and the Series A
Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the Delaware General Corporation Law and (iii) the rights contained in other Sections hereof.

               5. Conversion Provisions. The holders of shares of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a)    Right to Convert.

                             (1) Each share of Series A Preferred Stock shall be
               convertible, at the option of its holder, at any time after issuance into shares of Class A Common Stock at the initial conversion rate (the "Conversion Rate") defined below. The Conversion Rate, subject to the adjustments described below, shall be a number of shares of Class A Common Stock equal to $1,000 divided by Seventy Five Percent (75%) of the average Market Price of the Class A Common Stock for the ten trading days immediately prior to the Conversion Date subject to a minimum Conversion Rate of Three Dollars per share ($3.00) (the "Minimum Conversion Rate"), and a maximum Conversion Rate of Five Dollars per share ($5.00) (the "Maximum Conversion Rate"). For purposes of this Section 5(a)(1), Market Price for any date shall be the closing price of the Class A Common Stock on such date, as reported by the Nasdaq SmallCap Market of The Nasdaq Stock Market, Inc. ("Nasdaq"), or the closing price in the over-the-counter market if other than Nasdaq.

                             (2) No  fractional  shares of Class A Common  Stock
               shall be issued upon conversion of the Series A Preferred Stock, and in lieu thereof the number of shares of Class A Common Stock issuable for each share of Series A Preferred Stock converted shall be rounded to the nearest whole number. Such number of whole shares of Class A Common Stock issuable upon the conversion of one share of Series A Preferred Stock shall be multiplied by the number of shares of Series A Preferred Stock submitted for conversion pursuant to the Notice of Conversion, as defined below, to determine the total number of shares of Class A Common Stock issuable in connection with any conversion.


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                             (3) In  order to  convert  the  Series A  Preferred
               Stock into shares of Class A Common Stock, the holder thereof shall: (i) complete, execute and deliver to the Corporation the conversion certificate attached hereto as Exhibit A (the "Notice
               of   Conversion");   and  (ii)   surrender  the   certificate  or
               certificates representing the shares of Series A Preferred Stock being converted (the "Converted Certificate") to the Corporation. The Notice of Conversion shall be effective and in full force and effect if delivered to the Corporation by facsimile transmission at 212-271-8580. Provided that a copy of the Notice of Conversion is delivered to the Corporation on such date by facsimile transmission or otherwise, and provided that the original Notice of Conversion and the Conversion Certificate are delivered to the Corporation within three (3) business days thereafter at 805 Third Avenue, New York, NY 10022, the date on which the Notice of Conversion is given shall be deemed to be the date set forth therefor in the Notice of Conversion (the "Conversion Date"); and the person or persons entitled to receive the shares of Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of the Conversion Date. If the original Notice of Conversion and the Converted Certificate are not delivered to the Corporation within three (3) business days following the Conversion Date, the Notice of Conversion shall become null and void as if it were never given and the Corporation shall, within two (2) business days thereafter, return to the holder by overnight courier any Converted Certificate that may have been submitted in connection with any such conversion. In the event that any Converted Certificate submitted represents a number of shares of Series A Preferred Stock that is greater than the number of such shares that is being converted pursuant to the Notice of Conversion delivered in connection therewith, the Corporation shall deliver, together with the certificates for the shares of Class A Common Stock issuable upon such conversion as provided herein, a certificate representing the remaining number of shares of Series A Preferred Stock not converted.

                             (4) Upon  receipt  of a Notice of  Conversion,  the
               Corporation shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of shares of Class A Common Stock to which a converting holder of Series A Preferred Stock shall be entitled to receive as provided herein, which shares shall constitute fully paid and nonassessable shares of Class A Common Stock that are freely transferable on the books and records of the Corporation and its transfer agents, subject to applicable state and federal securities laws, to be issued to, delivered by overnight courier to, and received by such converting holder by the fifth (5th) calendar day following the Conversion Date. Such delivery shall be made at such address as such converting holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith.

                             (5) No less than 25 shares of Series A  Convertible
               Preferred Stock may be converted at any one time, unless the holder then holds less than 25 shares and converts all such shares at that time.

                      (b)    Adjustments to Conversion Rate.

                             (1) Reclassification, Exchange and Substitution. If
               the Class A Common Stock issuable on conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Series A Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the shares of Class A Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Series A Preferred Stock immediately before that change.

                             (2)  Reorganizations,  Mergers,  Consolidations  or
               Sale of Assets. If at any time there shall be a capital reorganization of the Corporation's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5 or merger of the Corporation into another corporation, or the sale of the Corporation's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, to which holders of the Class A Common Stock deliverable upon conversion of the Series A Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Series A Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (b)(2) (including adjustment of the Conversion Rate then in effect and number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

                             (3) Additional Shares. In the event (i) the Corporation does not file a registration statement under the Securities Act of 1933 covering the shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock within 45 days of April 20, 1999 (the "Closing Date"), (ii) such registration statement is not declared effective within 180 days of the Closing Date or (iii) the Corporation does not issue the shares of Class A Common Stock within the time limits set forth in the penultimate sentence of Section 5(a)(1), then the Conversion Rate shall be adjusted to increase the number of shares of Class A Common Stock assessable by 2.5% for each violation. The foregoing adjustments are cumulative and not exclusive of each other, with the intent that the adjustments hereunder may be a total of 2.5%, 5% or 7.5%, as the case may be.


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




                      (c) No Impairment.  The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provision hereof and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                      (d) Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Series A Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
               (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Preferred Stock.

                      (e) Notices of Record Date. In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution and the amount and character of such dividend or distribution.

                      (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of effecting the conversion of the outstanding shares of the Series A Preferred Stock such number of its shares of Class A Common Stock equal to $1,000 divided by the Minimum Conversion Rate multiplied by the number of shares of Series A Preferred Stock issued and outstanding as of the Closing Date.

                      (g) Notices. Any notices required by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and return receipt requested, and addressed to each holder of record at its address appearing on


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               the books of the  Corporation  or to such  other  address of such holder or its representative as such holder may direct.

               6. Voting Provisions. Except as otherwise expressly provided or required by law, the Series A Preferred Stock shall have no voting rights.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by its President and attested to by its Secretary this 17th day of March, 1999 who, by signing their names hereto, acknowledge that this Certificate is the act of the Corporation and state to the best of their knowledge information and belief, under the penalties of perjury, that the above matters and facts are true in all material respects.

                                            INTERNET COMMERCE CORPORATION



                                            /s/ Richard J. Berman
                                            --------------------------------
                                            Richard J. Berman, President


                                            /s/ Walter M. Psztur
                                            -------------------------------
                                            Walter M. Psztur, Secretary


               IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by its President and attested by its Secretary this 23rd day of April, 1999 who, by signing their names hereto, acknowledge that this Certificate is the act of the Corporation and state to the best of their knowledge information and belief, under the penalties of perjury, that the above matters and facts are true in all material respects.


                                            INTERNET COMMERCE CORPORATION


                                            /s/ Richard J. Berman
                                            --------------------------------
                                            Richard J. Berman, President


                                            /s/ Walter M. Psztur
                                            -------------------------------
                                            Walter M. Psztur, Secretary

Exhibit A

                             CONVERSION CERTIFICATE
                          INTERNET COMMERCE CORPORATION

                 Series A Convertible Redeemable Preferred Stock

               The undersigned holder (the "Holder") is surrendering to Internet Commerce Corporation, a Delaware corporation (the "Company"), one or more certificates representing shares of Series A Convertible Redeemable Preferred Stock of the Company (the "Preferred Stock") in connection with the conversion of all or a portion of the Preferred Stock into shares of Class A Common Stock, $.01 par value per share, of the Company (the "Class A Common Stock") as set forth below.

               1. The Holder understands that the Preferred Stock was issued by the Company pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation D promulgated thereunder.

               2. The Holder represents and warrants that all offers and sales of the Class A Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the Securities Act, (in which case the Holder represents that a prospectus has been delivered) (b) in compliance with Rule 144, or (c) pursuant to some other exemption from registration.

               Number of Shares of Preferred Stock being converted:

               Applicable Conversion Price:

               Number of Shares of Class A Common Stock Issuable:

               Number of Dividend Shares:

               Conversion Date:

               Delivery Instructions for certificates of Class A Common Stock and for new certificates representing any remaining shares of Preferred Stock:

                                                          NAME OF HOLDER:


                                                          (Signature of Holder)


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